Exhibit 99.1

 LIGHTSTONE VALUE PLUS REAL ESTATE TRUST II, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(Dollar amounts in thousands, except per share/unit data and where indicated in millions)

On February 20, 2012, Lightstone Value Plus Real Estate Investment Trust II, Inc. (the “Company”), through subsidiaries, completed the disposition of its 20% joint venture ownership interest in LVP CP Boston Holdings, LLC (the “CP Boston Joint Venture”) with an effective date of January, 1, 2012, to subsidiaries of Lightstone Value Plus Real Estate Investment Trust, Inc. (“LVP REIT I”), which now owns 100% of the CP Boston Joint Venture. The Lightstone Group, Inc. serves as the sponsor and advisor for both the Company and LVP REIT I.

On March 21 2011, the CP Boston Joint Venture acquired a 366-room, eight-story, full-service hotel and a 65,000 square foot water park (collectively, the “CP Boston Property”), located at 50 Ferncroft Road, Danvers, Massachusetts, from WPH Boston, LLC, an unrelated third-party, for an aggregate purchase price of approximately $10.1 million, excluding closing and other related transaction costs. The Company’s share of the aggregate purchase price was approximately $2.0 million. Additionally, in connection with the acquisition, the Company’s Advisor received an acquisition fee equal to 0.95% of the acquisition price, or approximately $19. The Company accounted for its ownership interest in the CP Boston Joint Venture in accordance with the equity method of accounting.

Under the terms of the agreement, the Company received $3.0 million in total consideration, consisting of $0.6 million of cash and a $2.4 million unsecured 10% interest-bearing demand note from the operating partnership of LVP REIT I.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2011 is based on the Company’s historical consolidated balance sheet as of September 30, 2011 and reflects the disposition of its interest in the CP Boston Joint Venture as if it had occurred on September 30, 2011. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2011 is presented as if the disposition of its ownership interest had been completed as of March 21, 2011 (the date the Company had acquired its ownership interest).

The pro forma condensed consolidated balance sheet and statements of operations should be read in conjunction with the historical financial statements and notes thereto as filed in the Company’s Report on Form 10-Q for the quarterly period ended September 30, 2011. The pro forma condensed consolidated balance sheet and statements of operations are unaudited and are not necessarily indicative of what the actual results of operations would have been had we completed the above transactions on March 21, 2011, nor does it purport to represent our future operations. In addition, the unaudited pro forma condensed consolidated financial information is based upon available information and upon assumptions and estimates, some of which are set forth in the notes to the unaudited pro forma condensed consolidated financial statements, which we believe are reasonable under the circumstances.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2011

(Amounts in thousands, except per share data)

	Historical	Pro Forma Adjustments (a)	Pro Forma
Assets
Investment property, at cost	$11,716	$-	$11,716
Less accumulated depreciation	(198)	-	(198)

Net investment property	11,518	-	11,518
			-
Investments in unconsolidated affiliated entities	6,661	(1,987)	4,674
Cash and cash equivalents	4,408	600	5,008
Marketable securities, available for sale	5,410	-	5,410
Note receivable	-	2,400	2,400
Restricted escrow	388	-	388
Mortgage loan receivable, net	7,029	-	7,029
Prepaid expenses and other assets	962	-	962

Total Assets	$36,376	$1,013	$37,389

Liabilities and Stockholders' Equity
Accounts payable and other accrued expenses	$1,056	$-	$1,056
Margin loan	3,573	-	3,573
Due to sponsor	71	-	71
Distributions payable	674	-	674

Total liabilities	5,374	-	5,374

Commitments and contingencies

Stockholders' Equity:
Company's stockholders' equity:
Preferred shares, $0.01 par value, 10,000 shares authorized, none issued and outstanding	-	-	-
Common stock, $0.01 par value, 100,000 shares authorized, 4,227 shares issued and outstanding	42	-	42
Additional paid-in-capital	33,925	-	33,925
Subscription receivable	(27)	-	(27)
Accumulated other comprehensive loss	(2,505)	-	(2,505)
Accumulated distributions in excess of net earnings	(4,640)	1,013	(3,627)

Total Company stockholder’s equity	26,795	1,013	27,808
Noncontrolling interests	4,207	-	4,207

Total Stockholders' Equity	31,002	1,013	32,015

Total Liabilities and Stockholders' Equity	$36,376	$1,013	$37,389

The accompanying notes are an integral part of these consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

(Amounts in thousands, except per share data)

	Historical	Pro Forma Adjustments		Pro Forma

Rental revenues	$2,284	$-		$2,284

Total operating expenses	2,708	-		2,708

Operating (loss)/income	(424)	-		(424)

Interest and other income, net	782	187	(b)	969
(Loss)/income from investments in unconsolidated affiliated entities	(270)	288	(c)	18

Net income	88	475		563

Less: net income attributable to noncontrolling interests	(22)	-		(22)

Net income attributable to Company's common shares	$66	$475		$541

Net income per Company's common share, basic and diluted	$0.02			$0.14

Weighted average number of common shares outstanding, basic and diluted	3,844			3,844

The accompanying notes are an integral part of these consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share/unit data and where indicated in millions)

Note 1. Basis of Pro Forma Presentation

The pro forma condensed consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission.

The unaudited pro forma condensed consolidated financial statements of Lightstone Value Plus Real Estate Investment Trust II, Inc. (the “Company”) have been prepared based on the historical balance sheet of the Company as of September 30, 2011 and the historical statement of operations for the Company for the nine months ended September 30, 2011, after giving effect to the adjustments and assumptions described below.

The Company employs accounting policies that are in accordance with accounting principles generally accepted in the United States of America. In management's opinion, all material adjustments necessary to reflect fairly the pro forma financial position and pro forma results of operations of the Company have been made.

The ongoing activity presented in these pro forma financial statements represents the Company’s assets, liabilities, revenues and expenses that reflect the disposition of the Company’s 20% ownership interest in the CP Boston Joint Venture. This pro forma financial information is presented for illustrative purposes only, and is not necessarily indicative of the consolidated operating results and consolidated financial position that might have been achieved had the transaction described above occurred on the dates indicated, nor are they necessarily indicative of the operating results and financial position that may occur in the future.

Note 2. Pro Forma Assumptions

Pro forma adjustments:

The accompanying unaudited pro forma financial statements have been prepared as if (i) the disposition was completed on September 30, 2011 for the balance sheet and (ii) the disposition was completed as of March 21, 2011 (the date the Company had acquired its 20% ownership interest in the CP Boston Joint Venture) for statement of operations purposes and reflect the following pro forma adjustments:

a)	Reflects the total consideration received in connection with the disposition of the Company’s 20% ownership interest in the CP Boston Joint Venture, consisting of $0.6 million of cash and a $2.4 million unsecured 10% interest-bearing demand note, and elimination of the Company’s historical investment in unconsolidated affiliated entity associated with the CP Boston Joint Venture.

b)	Reflects interest income for the period from March 21, 2011 through September 30, 2011 (285 days) on the $2.4 million unsecured 10% interest-bearing demand note the Company received in connection with the disposition of its 20% ownership interest in the CP Boston Joint Venture.

c)	Reflects removal of historical loss from investment in unconsolidated affiliated entity associated with the Company’s 20% ownership interest in the CP Boston Joint Venture.

Note 3. Unaudited Pro Forma Earnings Per Share Data

Basic and diluted pro forma earnings per share were calculated using the weighted average shares outstanding of the Company for the nine months ended September 30, 2011.